Exhibit 99.4

Letter from Michael Walsh, President and CEO, CyberSource

I am pleased to announce that Visa Inc. and CyberSource have reached a definitive agreement for Visa Inc. to acquire CyberSource. Our two companies are a natural fit, and we believe this is a very positive development for all of our customers and partners—everyone who depends upon our CyberSource and Authorize.Net payment, fraud, and security management solutions.

In the near-term nothing will change. The way you work with our company and partners will remain the same, as will our commitment to deliver the highest quality service and support. Looking ahead, we anticipate being able to provide you even more innovation and greater global reach. As examples of this:

•	Visa’s resources provide a means to accelerate development and deliver more new, innovative solutions

•	Visa’s global presence offers the opportunity to make international markets more accessible

•	The combination of our two companies creates new opportunities for collaboration between Visa, merchants and allied partner communities

Though we have reached a definitive agreement, the transaction is subject to customary closing conditions, including approval by the stockholders of CyberSource and required regulatory approvals. The transaction is expected to close this summer. Until then our two companies will operate as separate entities, and we will carry on with business as usual. For further details, including the news release and FAQ, please see: http://www.investor.visa.com. I look forward to bringing you all of the innovations and business opportunities we see resulting from the integration of our two companies.

Sincerely,

Michael Walsh President and CEO CyberSource Corporation

Forward Looking Statements

This document contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of Visa Inc. and CyberSource. The forward-looking statements in this release address a variety of subjects including, for example, the expected date of closing of the acquisition and the potential benefits of the merger. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that CyberSource’s business will not be successfully integrated with Visa’s business; costs associated with the merger; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; and other events that could adversely impact the completion of the transaction, including industry or economic conditions outside of our control. In addition, actual results are subject to other risks and uncertainties that relate more broadly to Visa Inc.’s overall business, including those more fully described in Visa Inc.’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended September 30, 2009, and its quarterly report filed on Form 10-Q for the first quarter of 2010, and CyberSource’s overall business and financial condition, including those more fully described in CyberSource’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2009, and its quarterly reports filed on Form 10-Q for the current fiscal year. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, CyberSource will file a proxy statement with the SEC. Additionally, CyberSource will file other relevant materials with the SEC in connection with the proposed acquisition of CyberSource by Visa pursuant to the terms of an Agreement and Plan of Merger by and among Visa, CyberSource and Market St. Corp., a wholly-owned subsidiary of Visa. The materials to be filed by CyberSource with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and stockholders also may obtain free copies of the proxy statement from CyberSource by contacting its investor relations department by telephone at (650) 965-6000 or by mail at CyberSource, Investor Relations, 1295 Charleston Road, Mountain View, California 94043. Investors and security holders of CyberSource are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

CyberSource, Visa and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of CyberSource stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of CyberSource’s executive officers and directors in the solicitation by reading CyberSource’s proxy statement for its 2009 annual meeting of stockholders the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, containing Part III information when filed with the SEC on or before April 30, 2010, and the proxy statement and other relevant materials filed with the SEC in connection with the merger when they become available. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Visa’s executive officers and directors by reading Visa’s proxy statement for its 2010 annual meeting of stockholders. Information concerning the interests of CyberSource’s participants in the solicitation, which may, in some cases, be different than those of CyberSource’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available. Additional information regarding CyberSource directors and executive officers is also included in CyberSource’s proxy statement for its 2009 annual meeting of stockholders and will be included in the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009 containing Part III information.